Filed Pursuant to Rule 424(b)(5)
Registration No. 333-173051

        CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Offering price per unit	Aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	10,000,000	$3.00	$30,000,000	$3,438

Warrants to Purchase Common Stock, par value $0.001 per share, and underlying shares of Common Stock(1)	10,000,000(1)	$3.50(2)	$35,000,000(2)	$4,011

(1)
There are being registered hereunder (a) warrants for the purchase of an aggregate of 10,000,000 shares of common stock, par value $0.001 per share, with an initial per share exercise price of $3.50, (b) 10,000,000 shares of common stock issuable upon exercise of such warrants and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)
Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrants of $3.50.

Prospectus Supplement
(To Prospectus dated March 24, 2011)

10,000,000 Shares of Common Stock
Warrants to Purchase 10,000,000 Shares of Common Stock
10,000,000 Shares of Common Stock Underlying Warrants

        Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 10,000,000 shares of our common stock, par value $0.001 per share, and common stock purchase warrants to purchase up to 10,000,000 shares of our common stock. The warrants have an initial exercise price of $3.50 per share, and may be exercised at any time and from time to time on or after 181 days after the date of issuance. The warrants have a term of 14 months commencing on the date of issuance. The shares of common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

        The warrants will not be listed on any national securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol "HDY". We have applied to list the shares being sold in this offering on the New York Stock Exchange. There can be no assurances that the New York Stock Exchange will grant the application. On January 30, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $2.60 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Rodman & Renshaw, LLC acted as the placement agent on this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share of Common Stock and warrant(1)	Total

Public offering price per share of common stock and warrant	$3.00	$30,000,000

Placement agent fees(2)	$0.15	$1,500,000

Total proceeds to us before other expenses	$2.85	$28,500,000

(1)
Table excludes shares of common stock issuable on exercise of the warrants offered hereby.

(2)
Excludes reimbursement to the placement agent for expenses incurred by it in connection with the offering in an amount equal to 0.5% of the gross proceeds received by us in the offering.

        Delivery of the shares and warrants will take place on or about February 2, 2012, against payment for such securities to be received by us on the same date.

Rodman & Renshaw, LLC

The date of this prospectus supplement is January 31, 2012.

Prospectus Supplement

Prospectus (dated March 24, 2011)

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the shares covered by this prospectus supplement in any jurisdiction where the offer is not permitted. You should assume that the information appearing in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also supplements, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us, the common stock and warrants offered hereby and other securities that we may offer from time to time, some of which information does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of this offering in the prospectus supplement differs from the description in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

        We are offering to sell shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the shares of common stock and warrants in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of common stock or warrants offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        In this prospectus supplement, "Hyperdynamics," the "Company," "we," "our," "ours," and "us" refer to Hyperdynamics Corporation, which is an oil and gas exploration and production company headquartered in Houston, Texas, and our wholly-owned subsidiary, SCS Corporation, unless the context otherwise requires.

S-ii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "is confident that," and similar expressions that are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors, which are in many instances beyond our control; could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. All forward-looking statements speak only as of the date of this prospectus supplement or the documents incorporated by reference, as the case may be. We do not undertake any duty to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, or to reflect the occurrence of unanticipated events.

        In addition to the risks discussed in this prospectus supplement under "Risk Factors" below, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: the availability of financing and, if available, on terms and conditions acceptable to us, our ability to raise sufficient capital and/or enter into a strategic relationship with an industry partner to execute our business plan, risks of exploratory drilling, difficulties operating in the Republic of Guinea and adverse impacts to our exploration work off the coast of Guinea, ability to respond to changes in the oil exploration and production environment, competition, and the availability of personnel in the future to support our activities.

        Further information on other factors that could affect us is included in the SEC filings incorporated by reference in this prospectus supplement and accompanying prospectus described below under the heading "Incorporation of Certain Documents by Reference," all of which are accessible on the SEC's website at www.sec.gov. See also "Risk Factors" contained in this prospectus supplement and accompanying prospectus.

        Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights some information from this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. To understand the terms of the shares of our common stock and warrants offered, you should read this prospectus supplement and the accompanying prospectus carefully. Together, these documents describe the specific terms of the shares of our common stock and warrants that we are offering. You should carefully read the sections titled "Risk Factors" in this prospectus supplement and in the accompanying prospectus and the documents identified in the sections "Where You Can Find Information About Hyperdynamics" and "Incorporation of Certain Documents by Reference." All references in this prospectus supplement to "$" are to U.S. dollars.

 Our Company

        We are an independent oil and gas exploration company founded in 1996 with large prospects in offshore Republic of Guinea ("Guinea") in Northwest Africa. We are currently engaged in the development of our rights to a Concession offshore Guinea (approximately 24,000 square kilometers) (the "Concession"), of which we are the operator and hold a 77% working interest. Our participant, Dana Petroleum plc ("Dana"), which is a wholly-owned subsidiary of the Korean National Oil Corporation, holds the remaining 23% working interest in the Concession. We have conducted 2-dimensional ("2-D") and 3-dimensional ("3-D") surveys of a portion of the Concession, and are currently drilling our first exploratory well, the Sabu-1. The acquisition phase of a new 3-D seismic survey covering approximately 4,000 square kilometers in the deeper water portion of the Concession was recently completed by the CGG Veritas Ocean Endeavor. Processing of the 3-D data set is in progress, with the first preliminary time section results expected in March 2012. Completion of that work is expected in the second half of 2012.

        Offshore Guinea is a vast frontier which we believe is dramatically underexplored compared to other countries along the coast of West Africa. Our Guinea prospects are centered in a virgin basin among multiple highly prospective trends/plays, which we believe hold great resource potential. In addition, we have recently established an office in London to review new prospects to further diversify our asset base, which may include acquiring producing properties.

        We possess rights for the exploration of oil and gas offshore Guinea. Those rights derive from a Hydrocarbon Production Sharing Contract that we entered into in 2006 with Guinea and modified by amendment in March 2010 (the "PSC"). The PSC was approved by the government of Guinea through the issuance of a Presidential Decree in May 2010. We believe we have established good relations with the government of Guinea and its political leaders.

        We intend to diversify away from holding only a large concentrated position in Guinea, though we expect exploration offshore Guinea will remain our core focus. We intend to retain a majority interest in our Guinea Concession, but we may bring in an additional industry participant by selling an interest provided that suitable contractual arrangements can be made and our value expectations are met. We would expect a sale of an interest to include both a payment for the interest and a commitment to fund a portion of our exploratory program in the Concession. We intend to source new opportunities in international resource exploration and to grow our Company by exploring opportunities to acquire producing assets that generate regular cash flow and other prospective assets that we believe hold significant potential.

        Our principal executive offices are located at 12012 Wickchester Lane, #475, Houston, Texas 77079, and our telephone number is (713) 353-9400.

 The Offering

Issuer	Hyperdynamics Corporation
Securities offered pursuant to this prospectus supplement

10,000,000 shares of common stock, warrants to purchase up to 10,000,000 shares of common stock issuable upon exercise of the warrants, and 10,000,000 shares of common stock issuable upon exercise of the warrants. We will sell our shares of common stock and warrants in this offering at a price of $3.00 per share and warrant. The shares of common stock and the warrants will be issued separately, but can only be purchased together in this offering.

See "Description of Securities."
Description of warrants

The warrants will be exercisable at a price of $3.50 per share and are exercisable commencing 181 days after the date of issuance. The warrants have a term of 14 months commencing on the date of issuance.

Common stock outstanding prior to this offering	156,816,065 Shares(1)
Common stock to be outstanding after this offering	166,816,065 Shares(2)
Net proceeds	The net proceeds, after estimated expenses, to us from the sale of the common stock and warrants offered will be approximately $28,200,000.
Use of proceeds

We intend to use the proceeds from the sale of the common stock and warrants for general corporate purposes and working capital, including ongoing drilling costs on our Sabu-1 exploratory well offshore Guinea and our 3-D deep water seismic survey.

Market for our common stock	Our common stock is quoted on the New York Stock Exchange under the symbol "HDY."
Market for the warrants

There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

(1)
Based on the number of shares of our common stock outstanding as of January 30, 2012. The number of shares outstanding excludes (i) 9,701,001 shares of our common stock issuable upon the exercise of outstanding options, and (ii) 3,858,693 shares of our common stock issuable upon the exercise of warrants other than those offered pursuant to this prospectus supplement held by warrant holders.

(2)
Excludes (i) 9,701,001 shares of our common stock issuable upon the exercise of outstanding options, (ii) 10,000,000 shares of common stock issuable upon exercise of the warrants purchased by the investors in this offering, and (iii) 3,858,693 shares of our common stock issuable upon the exercise of other warrants other than those offered pursuant to this prospectus supplement held by warrant holders.

 Risk Factors

        Investing in our securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page S-5 and the other information included in this prospectus supplement and the accompanying prospectus before investing in our securities.

NEW DEVELOPMENTS

        In October 2011, we commenced drilling of our first exploratory well offshore Guinea, the Sabu-1. The well was drilled to a total subsea depth of 2,224 meters, putting the well near the top of Cretaceous age sediments, and the next string of 13 3/8 inch casing was successfully set. Following retesting of the blowout preventer, the well was drilled to a subsea depth of 2,304 meters. Drilling equipment problems were encountered, and drilling was suspended for several days for repairs to be made. Drilling resumed on January 29, 2012, but there is no assurance of whether drilling will be discontinued again, or be completed, or the costs associated therewith.

        The costs of the Sabu-1 well are greater than we expected due to mechanical and operational issues on the drilling rig, logistical delays resulting from limited port facilities in Guinea, and an expanded well logging program. Our current estimate of the cost of the Sabu-1 well is approximately $125 million, or approximately $96.3 million for our 77% interest. Of these estimated well costs, approximately $73.2 million gross has been paid, or approximately $56.4 million based on our 77% interest.

        Our estimate of the costs of the 3-D seismic survey and processing is $29 million gross, or approximately $22.3 million based on our 77% interest. Of these estimated 3-D seismic costs, approximately $13.0 million gross has been paid, or approximately $10.0 million based on our 77% interest.

        The unexpectedly high cost of the Sabu-1 well has adversely affected our cash position and liquidity. We currently have cash and restricted cash of $67.8 million. After giving effect to our estimated net remaining costs to complete both the 3-D seismic survey and Sabu-1 well (including $3.8 million owed to us by Dana for well costs), our remaining cash at January 27, 2012 would be approximately $19.4 million.

        Accordingly, based on our current cash resources and cost estimates, we believe that we have the capital resources to complete the drilling of the Sabu-1and to complete the processing of the 3-D seismic survey. However, there may be additional delays and problems associated with this well that we cannot predict with certainty at this time and that may ultimately exceed our current cost estimates for the remaining work to be completed on the well. Offshore operations are subject to a variety of operating risks and subject to loss from such risks resulting in, among others, drilling delays, significant damage to the rig and higher drilling costs. Unexpected delays and increases in costs associated with the Sabu-1 or with wells drilled in the future, could adversely affect our results of operations, financial position, liquidity and business plans.

        Our exploration plan in 2011 contemplated a two well exploration program using the same drilling rig, beginning with the Sabu-1 well, and continuing soon thereafter with a second well. After consideration of the suitability and cost performance of that rig and the effect of the delays and increased cost on our liquidity and capital resources, we plan to defer the commencement of the next exploration well. Our ability to drill a second well will depend on obtaining additional cash resources through equity or debt financings, sales of additional interests in the Concession, or through other means. If we sell additional interests in the Concession, our percentage interest will decrease. The terms of any capital raising arrangements may not be advantageous for us.

        We established an office in London in 2011 to review new prospects outside of Guinea to further diversify our asset base, which may include acquiring producing properties. We have made payments of $10 million in connection with a prospective investment in oil and gas properties. We have not entered into a binding purchase agreement, and there are significant contingencies to completion of the transaction. There can be no assurance that these contingencies will be satisfied. If the transaction is not completed, these payments may not be recovered, which could adversely affect our results of operations and financial position.

 RISK FACTORS

        Before investing in our common stock and warrants, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K which is incorporated by reference in this Prospectus Supplement. See "Where You Can Find Information On Hyperdynamics," and "Incorporation of Certain Documents By Reference." You should also carefully consider all of the information in this prospectus supplement or incorporated by reference herein. Any of the risks incorporated by reference could have a material adverse impact on our business, prospects, results of operations and financial condition and could therefore have a negative effect on the trading price of our common stock. Additionally, risks not currently known to us, or that we now deem immaterial may also harm us and negatively affect your investment.

Risks Relating to Our Business and the Industry in Which We Operate.

We depend on a single exploration asset.

        The Concession is currently our single most important asset and constitutes our greatest potential for the future generation of revenue. In addition to our current exploratory well, the Sabu-1, we are required under the PSC to drill a minimum of one additional exploration well to a minimum depth of 2,500 meters below the seabed at a minimum cost of $15 million by September 21, 2016. The PSC has other work and additional obligations that we will need to perform to maintain compliance with the PSC. Failure to comply could subject us to risk of loss of the Concession. In addition, oil and natural gas operations in Africa may be subject to higher political and security risks than operations in the United States. Upon commencing operations at the Concession, any adverse development affecting our progress such as, but not limited to, the drilling and operational hazards described below, could result in damage to, or destruction of, any wells and producing facilities constructed on the Concession as well as damage to life. Although we may acquire producing assets to diversify our asset base, given that the Concession is currently our only major asset, any adverse development affecting it could have a material adverse effect on our financial position and results of operations.

We have no proved reserves and our exploration program may not yield oil in commercial quantities or quality, or at all.

        We have no proved reserves. We have identified leads based on seismic and geological information that indicates the potential presence of oil. However, the areas we decide to drill may not yield oil in commercial quantities or quality, or at all. Even when properly used and interpreted, 2-D and 3-D seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are, in fact, present in those structures. Accordingly, we do not know if any of our prospects will contain oil in sufficient quantities or quality to recover drilling and completion costs or to be economically viable. Even if oil is found in commercial quantities, construction costs of oil pipelines or floating production systems, as applicable, and transportation costs may prevent such leads from being economically viable. If our exploration efforts do not prove to be successful, our business, financial condition and results of operations will be materially adversely affected.

        Offshore Guinea, the area of all of our exploration, appraisal and development efforts, has not yet proved to be an economically viable production area. We know of only one exploration well drilled in the area of our Concession, and that was a dry hole in 1977. Although there have been significant technological advancements in geophysical and petroleum science since 1977, and we have acquired significant 2-D and 3-D seismic data, exploration activities are subject to a high degree of risk, and there is no assurance of a commercially successful discovery or production in this region.

We do not have reserve reports for the Concession and our expectations as to oil and gas reserves are uncertain and may vary substantially from any actual production.

        We do not have any reserve reports for the Concession. A reserve report is the estimated quantities of oil and gas based on reports prepared by third party reserve engineers. Reserve reporting is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. Expectations as to oil and gas reserves are uncertain and may vary substantially from any actual production.

The PSC is subject to renegotiation under certain conditions, which may have an adverse impact upon our operations and profitability.

        The PSC provides that should the Guinea government note material differences between provisions of the PSC and international standards or the Guinea Petroleum Code, the parties will renegotiate the relevant articles of the PSC. If the Guinea government identifies material differences between the PSC's provisions and international standards or the Guinea Petroleum Code, there is no assurance that we will be able to negotiate an acceptable modification to the PSC. If the parties are not successful in renegotiating the relevant articles of the PSC, the parties may be required to submit the matter to international arbitration. There is no assurance that any arbitration would be successful or otherwise lead to articles that are more favorable to us than the present articles. Therefore, the results of such negotiations or arbitration could be unfavorable to us and, as a result, could have a material adverse effect on our business, financial position, results of operation and future cash flows.

We are highly dependent on our management team and consultants, and any failure to retain the services of such parties could adversely affect our ability to effectively manage our operations or successfully execute our business plan.

        Our business is dependent on retaining the services of a small number of key personnel of the appropriate caliber as the business develops. Our success is, and will continue to be to a significant extent, dependent upon the expertise and experience of the directors, senior management and certain key geoscientists, geologists, engineers and other professionals we engage. While we have entered into contractual arrangements with the aim of securing the services of the key management team, the retention of their services cannot be guaranteed. The loss of key members of our management team or other highly qualified technical professionals could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies. If any member of management or director were to leave our company, it may have a material adverse effect on our business, financial condition, results of operations and/or growth prospects.

Drilling wells is speculative and potentially hazardous. Actual costs may be more than our estimates, and may not result in any discoveries.

        Exploring for and developing oil reserves involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services.

        Drilling may be unsuccessful for many reasons, including geological conditions, weather, cost overruns, equipment shortages and mechanical difficulties. Exploratory wells bear a much greater risk of loss than development wells. The successful drilling of an oil well may not be indicative of the potential for the development of a commercially viable field and will not necessarily result in a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomic or only marginally economic.

        There are a variety of operating risks, including:

  •
  blowouts, cratering and explosions;

  •
  mechanical and equipment problems;

  •
  uncontrolled flows of oil and gas or well fluids;

  •
  fires;

  •
  marine hazards with respect to offshore operations;

  •
  formations with abnormal pressures;

  •
  pollution and other environmental risks; and

  •
  weather conditions and natural disasters.

        Offshore operations are subject to a variety of operating risks particular to the marine environment, such as capsizing and collisions. Also, offshore operations are subject to damage or loss from adverse weather conditions. Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses.

        Deepwater drilling generally requires more time and more advanced drilling technologies than exploration in shallower waters, involving a higher risk of equipment failure and usually higher drilling costs. In addition, there may be production risks of which we are currently unaware. If we participate in the development of new subsea infrastructure and use floating production systems to transport oil from producing wells, these operations may require substantial time for installation or encounter mechanical difficulties and equipment failures that could result in significant liabilities, cost overruns or delays. Furthermore, deepwater operations generally, and operations in West Africa in particular, lack the physical and oilfield service infrastructure present in other regions. As a result, a significant amount of time may elapse between a deepwater discovery and the marketing of the associated oil and natural gas, increasing both the financial and operational risks involved with these operations. Because of the lack and high cost of this infrastructure, further discoveries we may make in Guinea may never be economically producible.

Actual costs associated with the Sabu-1 well are greater than we expected, and estimated costs of wells in the future may be greater than estimated.

        The costs associated with the Sabu-1 well offshore Guinea are greater than we expected due to mechanical and operational issues on the drilling rig, logistical delays resulting from limited port facilities in Guinea, and an expanded well logging program. There may be additional delays and problems associated with the Sabu-1 well that we cannot predict with certainty at this time and that may ultimately exceed our current cost estimates for the remaining work to be completed. Offshore operations are subject to a variety of operating risks and subject to loss from such risks resulting in, among others, drilling delays, significant damage to the rig and higher drilling costs. Unexpected delays and increases in costs associated with the Sabu-1 well or with wells drilled in the future, could adversely affect our results of operations, financial position, liquidity and business plans.

The cost overruns on the Sabu-1 well have adversely affected our cash position and liquidity, and additional cost overruns would adversely affect us and increase our need for additional capital.

        The unexpectedly high cost of the Sabu-1 well has adversely affected our cash position and liquidity. We currently have cash and restricted cash of $67.8 million. After giving effect to our estimated net remaining costs to complete both the 3-D seismic survey and Sabu-1 well (including $3.8 million owed to us by Dana for well costs), our remaining cash at January 27, 2012 would be approximately $19.4 million. If there are unexpected cost overruns in the future on this well, our liquidity, financial position and operations would be adversely affected, and we could need additional financing to maintain operations.

We may not be able to meet our substantial capital requirements to conduct our operations or achieve our business plan.

        Our business is capital intensive, and we must invest a significant amount in our activities. We intend to make substantial capital expenditures to find, develop and produce natural gas and oil reserves.

        Additional capital could be obtained from a combination of funding sources. The current potential funding sources, and the potential adverse effects attributable thereto, include:

  •
  offerings of equity, equity-linked and convertible debt securities, which would dilute the equity interests of our stockholders;

  •
  sales or assignments of interests in the Concession and exploration program, which would reduce any future revenues from that program while at the same time offsetting potential expenditures;

  •
  debt and convertible debt offerings, which would increase our leverage and add to our need for cash to service such debt and which could result in assets being pledged as collateral; and

  •
  borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends.

        It is difficult to quantify the amount of financing we may need to fund our business plan in the longer term. The amount of funding we may need in the future depends on various factors such as:

  •
  our financial position;

  •
  the cost of exploration and drilling;

  •
  the prevailing market price of natural gas and oil; and

  •
  the lead time required to bring any discoveries to production.

        Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Historically, we have been able to raise capital from equity sources to finance our activities, but there is no assurance that we will be able to do so in the future or on acceptable terms, if at all. Further, we currently have no operating revenue. While we believe, absent additional Sabu-1 cost overruns, we have sufficient resources to complete the drilling of the Sabu-1, to complete the processing of the new deeper water 3D seismic survey and working capital for at least the next 12 months, additional capital will likely be required beyond this period. If we do not obtain capital resources in the future, we may not be able to meet the obligations under the PSC and thereby could be required to surrender the Concession. The Concession is our single most important asset and, although we are considering other opportunities, the loss of the Concession would significantly reduce our ability to eventually become a profit-generating company.

        We also expect to continue to incur significant expenses over the next several years with our operations, including further 3-D seismic studies and exploratory drilling. We may not be able to raise or expend the capital necessary to undertake or complete future drilling programs or acquisition opportunities unless we raise additional funds through debt or equity financings, which may not be available on acceptable terms to us or at all. We may not be able to obtain debt or equity financing or enter into and complete additional strategic relationships with an industry partner to meet our capital requirements on acceptable terms, if at all. Further, our future cash flow from operations may not be sufficient for continued exploration, development or acquisition activities, and we may not be able to obtain the necessary funds from other sources.

We will need additional funding to drill additional exploratory wells, and such funding, if available, may not be on terms advantageous to us.

        Our exploration plan in 2011 contemplated a two well exploration program using the same drilling rig, beginning with the Sabu-1 well, and continuing soon thereafter with a second well. After consideration of the suitability and cost performance of that rig and the effect of the delays and increased cost on our liquidity and capital resources, we plan to defer the commencement of our next exploration well. Our ability to drill additional wells will depend on obtaining additional cash resources through equity or debt financings, sales of additional interests in the Concession, or through other means. If we sell additional interests in the Concession, our percentage interest will decrease. The terms of any capital raising arrangements may not be advantageous for us.

New investors or commercial partners may require participation interests which could decrease future profitability.

        Due to funding limitations or other factors, we may conduct exploration activities under agreements that provide investors or commercial partners with a participation interest in a particular property held by us. Under this type of arrangement, an investor or commercial partner would invest in specific property and receive a negotiated interest in that specific property. This could reduce the potential profitability of the remaining interest in the property and reduce our ability to control and manage the property. We expect that entering into these partnering relationships would entail transferring a portion of our interest in the Concession, or other properties that we may acquire in the future, to such partner.

We have no ability to control the prices that we may receive for oil or gas. Oil and gas prices are volatile, and a substantial or extended decline in prices could adversely affect our financial condition, liquidity, ability to obtain financing and future operating results.

        We currently have no source of revenue. Our financial condition is based solely on our ability to sell equity or debt securities to investors, enter into an additional joint operating or similar strategic relationship with an industry partner, sell interests related to the Concession or borrow funds. We expect that entering into these joint operating or similar relationships would entail transferring a portion of our interest in the Concession to such partner. Such investors would consider the price of oil and gas in making an investment decision. Declines in oil and gas prices may adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Low oil and gas prices also may reduce the amount of oil and gas that we could produce economically. Low oil and gas prices in the future could have a negative effect on our future financial results. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

  •
  the level of domestic and foreign supplies of oil;

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  the level of consumer product demand;

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  weather conditions and natural disasters;

  •
  political conditions in oil producing regions throughout the world;

  •
  the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil production;

  •
  speculation as to the future price of oil and natural gas and the speculative trading of oil and natural gas futures contracts;

  •
  price and production controls;

  •
  political and economic conditions, including embargoes in oil-producing countries or affecting other oil-producing activities, particularly in the Middle East, Africa, Russia and South America;

  •
  continued threat of terrorism and the impact of military and other action, including U.S. military operations in the Middle East;

  •
  the level of global oil and natural gas exploration and production activity;

  •
  the price of foreign oil imports;

  •
  actions of governments;

  •
  domestic and foreign governmental regulations;

  •
  the price, availability and acceptance of alternative fuels;

  •
  technological advances affecting energy consumption;

  •
  global economic conditions; and

  •
  the value of the U.S. dollar, the Euro and fluctuations in exchange rates generally.

        These factors and the volatile nature of the energy markets make it impossible to predict oil and gas prices. Our inability to respond appropriately to changes in these factors could have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oilfield services, as well as gathering systems and processing facilities, and our dependence on industry contractors generally, could adversely impact us.

        We are dependent on industry contractors for the success of our oil and gas exploration projects. In particular, our drilling activity offshore of Guinea will require that we have access to offshore drilling rigs and contracts with experienced operators of such rigs. The availability and cost of drilling rigs and other equipment and services, and the skilled personnel required to operate those rigs and equipment is affected by the level and location of drilling activity around the world. An increase in drilling operations worldwide may reduce the availability and increase the cost to us of drilling rigs, other equipment and services, and appropriately experienced drilling contractors. The reduced availability of such equipment and services may delay our ability to discover reserves and higher costs for such equipment and services may increase our costs, both of which may have a material adverse effect on our business, results of operations and future cash flow. If we succeed in constructing oil wells, we may be required to shut them because access to pipelines, gathering systems or processing facilities may be limited or unavailable. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver the production to market, which could cause a material adverse effect on our results of operations and financial condition.

We are exposed to the failure or non-performance of commercial counterparties.

        Our operations will be dependent on certain third parties with whom we have commercial agreements (such as drilling project management contractors, drilling contractors and the parties responsible for transporting and/or storing our production) for our future exploration, development, production, sales or other activities. The efficiency, timeliness and quality of contract performance by third party providers are largely beyond our direct control. If one or more of these third parties fails to meet its contractual obligations to us, or if such services are temporarily or permanently unavailable

(for example, as a result of technical problems or industrial action), or not available on commercially acceptable terms, we may experience a material adverse effect on our business, results of operations, financial condition and future cash flow. In addition, as a named party under the PSC, we could be held liable for the environmental, health and safety impacts arising out of the activities of our drilling project management contractor or any other third party service provider contracted by us or on our behalf, which could have a material adverse effect on our business, results of operations and future cash flow.

Participants in the oil and gas industry are subject to numerous laws that can affect the cost, manner or feasibility of doing business.

        Exploration and production activities in the oil and gas industry are subject to local laws and regulations. We may be required to make large expenditures to comply with governmental laws and regulations, particularly in respect of the following matters:

  •
  licenses for drilling operations;

  •
  tax increases, including retroactive claims;

  •
  unitization of oil accumulations;

  •
  local content requirements (including the mandatory use of local partners and vendors); and

  •
  environmental requirements and obligations, including investigation and/or remediation activities.

        Under these and other laws and regulations, we could be liable for personal injuries, property damage and other types of damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, new laws and regulations may be enacted, and current laws and regulations could change or their interpretations could change, in ways that could substantially increase our costs. These risks may be higher in the developing countries in which we conduct our operations, where there could be a lack of clarity or lack of consistency in the application of these laws and regulations. Any resulting liabilities, penalties, suspensions or terminations could have a material adverse effect on our financial condition and results of operations.

        Furthermore, the explosion and sinking in April 2010 of the Deepwater Horizon oil rig during operations on the Macondo exploration well in the Gulf of Mexico, and the resulting oil spill, may have increased certain of the risks faced by those drilling for oil in deepwater regions, including increased industry standards, governmental regulation and enforcement, and less favorable investor perception of the risk-adjusted benefits of deepwater offshore drilling.

        The occurrence of any of these factors, or the continuation thereof, could have a material adverse effect on our business, financial position or future results of operations.

We may not be able to commercialize our interests in any natural gas produced from our Guinea Concession

        The development of the market for natural gas in West Africa is in its early stages. Currently there is no infrastructure to transport and process natural gas on commercial terms in Guinea, and the expenses associated with constructing such infrastructure ourselves may not be commercially viable given local prices currently paid for natural gas. We will not receive any payment for this quantity of natural gas. Accordingly, there may be limited or no value derived from any natural gas produced from our Guinea Concession.

Our insurance coverage may be insufficient to cover losses, or we could be subject to uninsured liabilities which could materially affect our business, results of operations or financial condition.

        There are circumstances where insurance will not cover the consequences of an event, or where we may become liable for costs incurred in events or incidents against which we either cannot insure or may elect not to have insured (whether on account of prohibitive premium costs or for other commercial reasons). Further, insurance covering certain matters (such as sovereign risk, terrorism and many environmental risks) may not be available to us. Moreover, we may be subject to large excess payments in the event a third party has a valid claim against us, and therefore may not be entitled to recover the full extent of our loss, or may decide that it is not economical to seek to do so. The realization of any significant liabilities in connection with our future activities could have a material adverse effect on our business, results of operations, financial condition and future cash flow.

        There are risks associated with the drilling of oil and natural gas wells which could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards, including those arising out of the activities of our third-party contractors. We intend to obtain insurance with respect to certain of these hazards, but such insurance likely will have limitations that may prevent us from recovering the full extent of such liabilities. The payment by us of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

We have competition from other companies that have larger financial and other resources than we do, which puts us at a competitive disadvantage.

        A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We are likely to face competition from international oil and gas companies, which already may have significant operations in a region, together with potential new entrants into such markets, any of which may have greater financial, technological and other resources than us. There is a high degree of competition for the discovery and acquisition of properties considered to have a commercial potential. We compete with other companies for the acquisition of oil and gas interests, as well as for the recruitment and retention of qualified employees and other personnel.

        There can be no assurance that we will be able to continue to compete effectively with other existing oil and gas companies, or any new entrants to the industry. Any failure by us to compete effectively could have a material adverse effect on our business, results of operations, financial condition and future cash flow.

We may incur a variety of costs to engage in future acquisitions, and the anticipated benefits of those acquisitions may never be realized.

        As a part of our business strategy, we may make acquisitions of, or significant investments in, other assets, particularly those that would allow us to produce oil and natural gas and generate revenue to fund our exploration activities. Any future acquisitions would be accompanied by risks such as:

  •
  diversion of our management's attention from ongoing business concerns;

  •
  our potential inability to maximize our financial and strategic position through the successful development of the asset or assets acquired;

  •
  impairment of our relationship with our existing employees if we cannot hire employees to staff any new operations and our existing employees are required to staff both old and new operations; and

  •
  maintenance of uniform standards, controls, procedures and policies.

        We cannot guarantee that we will be able to successfully integrate any business, products, technologies or personnel that we might acquire in the future, and our failure to do so could harm our business.

We have deposited $10 million in connection with a prospective investment in oil and gas properties that may be lost if the transaction is not completed.

        We have made payments of $10 million in connection with a prospective investment in oil and gas properties. We have not entered into a binding purchase agreement, and there are significant contingencies to completion of the transaction. There can be no assurance that these contingencies will be satisfied. If the transaction is completed, the $10 million payment will be credited to the purchase price. However, if the transaction is not completed, these payments may not be recovered, which could adversely affect our results of operations, financial position and liquidity.

Risks Relating to Operating in Guinea.

Geopolitical instability where we operate subjects us to political, economic and other uncertainties.

        We conduct business in Guinea, which is in a region of the world where there have been recent civil wars, revolutions, coup d'etats and internecine conflicts. There is the risk of political violence and increased social tension in Guinea as a result of the past political upheaval, and there is a risk of civil unrest, crime and labor unrest at times. For example, in September 2009, the military government intervened to stop pro-democracy rallies, resulting in a number of civilian deaths and casualties. This led to the African Union, United States and European Union imposing sanctions upon the former government. A successful mediation organized by the international community (African Union, United States and European Union) between the opposition and the military junta resulted in the appointment of a Prime Minister of Guinea from the opposition. In 2010 democratic elections were held, and a president was elected and inaugurated. While these developments indicate that the political situation in Guinea is improving, external or internal political forces potentially could create a political or military climate that might cause a change in political leadership, the outbreak of hostilities, or civil unrest. Such uncertainties could result in our having to cease our Guinea operations and result in the loss or delay of our rights under the PSC.

        Further, we face political and economic risks and other uncertainties with respect to our operations, which may include, among other things:

  •
  loss of future revenue, property and equipment, as a result of hazards such as expropriation, war, acts of terrorism, insurrection and other political risks;

  •
  increases in taxes and governmental royalties;

  •
  unilateral renegotiation or cancellation of contracts by governmental entities;

  •
  difficulties enforcing our rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations;

  •
  changes in laws and policies governing operations of foreign-based companies; and

  •
  currency restrictions and exchange rate fluctuations.

        Our operations in Guinea also may be adversely affected by laws and policies of the United States affecting foreign trade and taxation. Realization of any of these factors could have a material adverse effect on our business, financial condition, results of operations and/or growth prospects.

Guinea's political uncertainties could adversely affect our rights under the Concession or obligations under the PSC.

        Guinea has faced and continues to face political, economic and social uncertainties which are beyond our control. Maintaining a good working relationship with the Guinea government is important because the Concession is granted under the terms of the PSC, with the Guinea government. In June 2010, a democratic election was held that identified two main candidates for a run-off election that was held on November 7, 2010. On December 21, 2010, President Alpha Conde was inaugurated. The newly-elected government has replaced the transitional government. Although we believe that our management has a positive working relationship with the new Guinea government, we cannot predict future political events and changing relationships. Political instability, substantial changes in government laws, policies or officials, and attitudes of officials toward us could have a material adverse effect on our business, financial position, results of operations and future cash flow.

We operate in Guinea, a country where corrupt behavior exists that could impair our ability to do business in the future or result in significant fines or penalties.

        We operate in Guinea, a country where governmental corruption has been known to exist. There is a risk of violating either the US Foreign Corrupt Practices Act, laws or legislation promulgated pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other applicable anti-corruption regulations that generally prohibit the making of improper payments to foreign officials for the purpose of obtaining or keeping business. In addition, the future success of our Guinea operations may be adversely affected by risks associated with international activities, including economic and labor conditions, political instability, risk of war, expropriation, terrorism, renegotiation or modification of existing contracts, tax laws and changes in exchange rates.

We are subject to governmental regulations, the cost of compliance with which may have an adverse effect on our financial condition, results of operations and future cash flow.

        Oil and gas operations in Guinea will be subject to government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. It is impossible to predict future government proposals that might be enacted into law, future interpretation of existing laws or future amendments to the Guinea Petroleum Code or any other laws, or the effect those new or amended laws or changes in interpretation of existing laws might have on us. Restrictions on oil and gas activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on our financial condition, results of operations and future cash flows.

Political, social and economic conditions in Guinea may adversely affect our business, results of operation, financial condition and future cash flow.

        As all of our potential revenue generating assets are currently located in Guinea, our operations are dependant on the economic and political conditions prevailing in Guinea. Accordingly, we are subject to the risks associated with conducting business in and with a foreign country, including the risks of changes in the country's laws and policies (including those relating to taxation, royalties, acquisitions, disposals, imports and exports, currency, environmental protection, management of natural resources, exploration and development of mines, labor and safety standards, and historical and cultural preservation). The costs associated with compliance with these laws and regulations are substantial, and possible future laws and regulations as well as changes to existing laws and regulations could impose additional costs on us, require us to incur additional capital expenditures and/or impose restrictions on or suspensions of our operations and delays in the development of our assets.

        Further, these laws and regulations may allow government authorities and private parties to bring legal claims based on damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and current operations and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. If material, these compliance costs, claims or fines could have a material adverse effect on our business, results of operations, financial condition and/or growth prospects.

        In addition, Guinea has high levels of unemployment, poverty and crime. These problems have, in part, hindered investments in Guinea, prompted emigration of skilled workers and affected economic growth negatively. While it is difficult to predict the effect of these problems on businesses operating in Guinea or the Guinea government's efforts to solve them, these problems, or the solutions proposed, could have a material adverse effect on our business, results of operations, financial condition and/or growth prospects.

The legal and judicial system in Guinea is relatively undeveloped and subject to frequent changes, and we may be exposed to similar risks if we operate in certain other jurisdictions.

        Guinea has a less developed legal and judicial system than more established economies which could result in risks such as: (i) effective legal redress in the courts of such jurisdictions, whether in respect of a breach of contract, law or regulation, or in an ownership dispute, being more difficult to obtain; (ii) a higher degree of discretion on the part of Governmental authorities who may be susceptible to corruption; (iii) the lack of judicial or administrative guidance on interpreting applicable rules and regulations; (iv) inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; or (v) relative inexperience of the judiciary and courts in such matters. In Guinea and certain other jurisdictions, the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to the Concession or other licenses, permits or approvals required by us for the operation of our business, which may be susceptible to revision or cancellation, and legal redress may be uncertain or delayed. There can be no assurance that joint ventures, licenses, license applications or other legal arrangements will not be adversely affected by the actions of government authorities or others, and the effectiveness of and enforcement of such arrangements in these jurisdictions cannot be assured.

Risks Relating to Our Common Stock.

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

        The closing price for our common stock has varied between a high of $5.58 on July 26, 2011 and a low of $2.04 on December 19, 2011 to date for the fiscal year ending on June 30, 2012. This volatility may affect the price at which an investor could sell the common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in "—Risks Relating to Our Business and the Industry in Which We Operate"; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

We may issue additional shares of common stock in the future, which could adversely affect the market price of our shares and cause dilution to existing stockholders.

        We may issue additional shares of our common stock in the future which could adversely affect the market price of our shares. Significant sales of shares of our common stock by major stockholders, or the public perception that an offering or sale may occur also could have an adverse effect on the market price of shares of our common stock. Issuance of additional shares of common stock will dilute the percentage ownership interest of the existing stockholders, and may dilute the book value per share of our shares of common stock held by existing stockholders.

Sales of substantial amounts of shares of our common stock in the public market could harm the market price of the shares of common stock.

        The sale of substantial amounts of shares of our common stock (including shares issuable upon exercise of outstanding options and warrants to purchase shares) may cause substantial fluctuations in the price of shares of our common stock. Because investors may be more reluctant to purchase shares of our common stock following substantial sales or issuances, the sale of shares in an offering could impair our ability to raise capital in the near term.

We have identified material weaknesses in our internal controls for the year ended June 30, 2011, and if we fail to adequately remediate, we may be unable to accurately report our financial results in the future and the market price of our shares may be adversely affected.

        We and our independent registered public accounting firm, in connection with the audit of our internal control over financial reporting, for the fiscal year ended June 30, 2011, have identified certain control deficiencies resulting from the lack of effective detective and monitoring controls being designed within internal control over financial reporting. Such deficiencies related to oversight and review of information as prepared or received from external service providers covering marketable securities, income taxes and equity awards and over the presentation of the financial statements and the application of certain accounting principles. In addition, we identified certain control deficiencies in our general computer control environment, resulting from the lack of effective controls around the areas of approval and review of information technology changes and system security, including the enforcement of segregation of duties and appropriate user access restrictions. We plan to take measures to remedy these weaknesses. A failure to address any control deficiency could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements. As a result, our business and the market price of our shares may be adversely affected.

Delaware law and our charter documents may impede or discourage a takeover, which could adversely impact the market price of our shares.

        We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. Certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock.

Risks Relating to this Offering

Investors in this offering will pay a much higher price than the book value of our stock.

        If you purchase the common stock and warrants in this offering, you will incur an immediate and substantial dilution in net tangible book value of $1.71 per share, after giving effect to the sale by us of the 10,000,000 shares of common stock offered in this offering at an offering price of $3.00 per share.

See "Dilution" on page S-17 for a more detailed discussion of the dilution you will incur in connection with this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

        Our management will have broad discretion as to the use of the net proceeds from this offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you may be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

USE OF PROCEEDS

        The net proceeds from the issuance of the 10,000,000 shares of our common stock and warrants exercisable into 10,000,000 shares of our common stock will be used for general corporate purposes and working capital, including our ongoing drilling program costs on our Sabu-1 exploratory well and our 3-D deep water seismic survey.

DILUTION

        Our tangible net book value as of September 30, 2011 was $187.0 million or $1.20 per share of common stock. Net tangible book value per share is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding on that date. Without taking into account any other changes in our tangible net book value or common stock outstanding after September 30, 2011, other than to give effect to the sale of, and receipt of the estimated net proceeds from, 10,000,000 shares of our common stock offered hereby at a purchase price of $3.00 per share and warrants, our as adjusted net tangible book value at September 30, 2011 would have been $215.1 million, or $1.29 per share. This represents an immediate increase in net tangible book value to our existing stockholders of $0.09 per share and an immediate dilution of $1.71 per share, which is the difference between the purchase price and the net tangible book value per share after the offering, to persons purchasing common stock and warrants in the offering at the purchase price. The following table illustrates the per share dilution:

Purchase price per share	$3.00
Net tangible book value per share as of September 30, 2011	$1.20
Pro forma net tangible book value per share as of September 30, 2011 after this offering	$1.29
Dilution in net tangible book value per share to purchasers of common stock in this offering	$1.71
Increase in net tangible book value per share attributable to the sale of common stock in this offering	$0.09

        The above table is based upon 156,435,857 shares of our common stock issued and outstanding as of September 30, 2011 and excludes, as of September 30, 2011 (i) 9,701,001 shares of our common stock issuable upon the exercise of outstanding options, and (ii) 3,858,693 shares of our common stock issuable upon the exercise of warrants other than those offered pursuant to this prospectus supplement held by warrant holders.

 Price Range of Common Stock

        The following table presents the quarterly high and low closing prices of our common stock as reported on the New York Stock Exchange or the NYSE Amex, LLC, as applicable, for the periods indicated:

	Sale Price Per Share
	High	Low
Year Ended June 30, 2012
First Quarter(1)	$5.58	$3.24
Second Quarter	5.39	2.04
Third Quarter (through January 30, 2012)	3.43	2.48
Year Ended June 30, 2011
First Quarter	$2.49	$0.99
Second Quarter	5.21	2.26
Third Quarter	7.40	3.91
Fourth Quarter	4.75	3.18
Year Ended June 30, 2010
First Quarter	$1.92	$0.38
Second Quarter	1.85	0.79
Third Quarter	1.42	0.65
Fourth Quarter	1.65	0.92

(1)
Our common stock began trading on the New York Stock Exchange on July 11, 2011. Prior to that, our common stock traded on the NYSE Amex, LLC.

On January 30, 2012, the closing sale price for our common stock was $2.60 per share, as reported on the New York Stock Exchange.

DESCRIPTION OF SECURITIES

        In this offering, we are offering a maximum of 10,000,000 shares of common stock and warrants to purchase up to 10,000,000 shares of commons stock in the aggregate. This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

Warrants

        The material terms and provisions of the warrants to purchase 10,000,000 shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of warrant, which will be provided to each investor in this offering and will be filed on a Current Report on Form 8-K in connection with this offering.

        The warrants to be issued in this offering to each investor represent the right to purchase up to in the aggregate 100% of the shares of common stock purchased by such investor at an initial exercise price of $3.50 per share, subject to anti-dilution adjustments described below. The warrants have a term of 14 months commencing on the date of issuance and are exercisable commencing 181 days after the date of issuance.

        The warrants will be exercisable, at the option of the holder, upon the surrender of the warrants to us and the payment in cash of the exercise price of the shares of common stock being acquired upon exercise of the warrants. However, if at the time of exercise there is no effective registration statement registering the issuance of the shares of common stock issuable upon exercise of the warrants to the holder and all such shares are not then registered for resale by the holder, the holder may exercise the Warrants by means of a "cashless exercise" or "net exercise." The warrants will not be listed on any national securities exchange.

        The exercise price per share of common stock purchasable upon exercise of the warrants is $3.50 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The holders of the warrants are entitled to 20 days' notice before the record date for certain distributions to holders of our common stock. If certain "fundamental transactions" occur, such as a merger, consolidation, sale of substantially all of our assets in one transaction or a series of related transactions, tender offer or exchange offer with respect to our common stock pursuant to which holders of our common stock are permitted to tender or exchange a material portion of shares of our common stock for other securities, cash or property, or reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, the holders of the warrants will be entitled to receive thereafter in lieu of our common stock, the consideration (if different from common stock) that the holders of the warrants would have been entitled to receive upon the occurrence of the "fundamental transaction" as if the warrant had been exercised immediately before the "fundamental transaction." In addition, if any holder of common stock is given a choice of consideration to be received in the "fundamental transaction," then the holders of the warrants shall be given the same choice upon the exercise of the warrants following the "fundamental transaction."

Common Stock

        The material terms and provisions of our common stock are described under the caption "Description of Capital Stock" starting on page 15 of the accompanying prospectus.

        As of January 30, 2012, other warrants to purchase 3,858,693 shares of common stock were outstanding.

PLAN OF DISTRIBITION

        We have entered into a placement agency agreement, dated as of January 30, 2012, with Rodman & Renshaw, LLC. Subject to the terms and conditions contained in the placement agency agreement, the placement agent has agreed to act as placement agent in connection with the sale of up to 10,000,000 shares of our common stock and warrants to purchase up to 10,000,000 shares of our common stock in this offering. The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of shares of common stock or warrants to purchase shares of common stock or dollar amount of the securities be sold in this offering and there can be no assurance that we will sell all of the securities being offered.

        The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business.

        We currently anticipate that the closing of this offering will take place on or about February 2, 2012. On the closing date, the following will occur:

  •
  we will receive funds in the amount of the aggregate purchase price;

  •
  the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

  •
  we will deliver the shares of common stock and warrants to the investors.

        We have agreed to pay the placement agent an aggregate fee equal to 5% of the gross proceeds from the sale of the shares of common stock and warrants in this offering. We have also agreed to reimburse the placement agent for expenses incurred by it in connection with this offering in an amount equal to 0.5% of the gross offering proceeds. Under no circumstances will the fee, commission or discount received by the placement agent or any other member of the Financial Institutions Regulatory Authority, or FINRA, or independent broker-dealer exceed 8% of the gross proceeds to us in this offering or any other offering in the United States pursuant to this prospectus supplement and the accompanying prospectus.

        The estimated offering expenses payable by us, in addition to the aggregate fee of $1,500,000 due to the placement agent, are approximately $300,000 which includes reimbursement to the placement agent for expenses incurred by it in connection with the offering, legal, and filing costs, and various other fees associated with registering the securities and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $28,200,000 if the maximum number of shares of common stock and warrants are sold.

        The following table shows the per share and warrant and total commissions we will pay to the placement agent in connection with the sale of the common stock and warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares and warrants offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per shares and warrant placement agent fees	$0.15
Maximum offering total(1)	$1,500,000

(1)
Excludes reimbursement to the placement agent for expenses incurred by it in connection with the offering in an amount equal to 0.5% of the gross proceeds received by us in the offering.

        We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent's activities under the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

        The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the common stock and warrants sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

  •
  may not engage in any stabilization activity in connection with our securities; and

  •
  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

        Our common stock is traded on the New York Stock Exchange under the symbol "HDY." The warrants to purchase common stock issued to the investors in this offering are not expected to be eligible for trading on any market.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

EXPERTS

        The consolidated financial statements of Hyperdynamics Corporation for the years ended June 30, 2010 and 2009 appearing in Hyperdynamics Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, were audited by GBH CPAs, PC, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements incorporated in this prospectus supplement by reference from Hyperdynamics Corporation's Annual Report on Form 10-K for the year ended June 30, 2011, and the effectiveness of Hyperdynamics Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph related to internal control over financial reporting and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for us by Patton Boggs LLP, Denver, Colorado. As of the date of this prospectus supplement, Patton Boggs LLP and its attorneys owned in the aggregate approximately 134,250 shares of our common stock.

WHERE YOU CAN FIND INFORMATION ABOUT HYPERDYNAMICS

        We file annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the Securities and Exchange Commission, or the SEC. You may read and copy any of these filed documents at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

        Our Internet address is www.hyperdynamics.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information that we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Information contained on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

        Whenever a reference is made in this prospectus supplement to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement that contained the accompanying prospectus for a copy of the referenced contract or document. Statements contained in this prospectus supplement concerning the provisions of any contracts or other documents are necessarily summaries of those contracts or other documents, and each statement is qualified in its entirety by reference to the copy of the contract or other document filed with the SEC.

        The SEC allows us to "incorporate by reference" into this prospectus supplement and accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement and accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement, except to the extent that any information contained in such filings is deemed "furnished" in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

  •
  Our Annual Report on Form 10-K for the fiscal year ended June 30, 2011;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011;

  •
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2010, except for information furnished under Form 8-K which is not deemed filed and not incorporated herein by reference;

  •
  Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

  •
  The description of our capital stock contained in our Form 8-A filed with the SEC on April 29, 2005.

        On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

        Written requests for copies should be directed to 12012 Wickchester Lane, #475, Houston, Texas 77079, Attention: Corporate Secretary. Telephone requests for copies should be directed to voice: (713) 353-9400, fax: (713) 353-9421.

PROSPECTUS

HYPERDYNAMICS CORPORATION

Debt Securities
Common Stock
Warrants
Common Stock Purchase Contracts
Units

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process, we may from time to time, offer senior debt securities, subordinated debt securities, convertible debt securities, common stock, warrants, contracts to purchase shares of common stock or units, which we collectively refer to as consisting of any combination of the foregoing securities.

        This prospectus provides a general description of the securities we or any selling security holder may offer. Supplements to this prospectus will describe the specific terms of the securities we or any selling security holder actually offer. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

        We or any selling security holder may sell those securities to or through underwriters, to other purchasers and/or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.

        Our common stock is quoted on the New York Stock Exchange under the symbol "HDY."

        These securities are speculative and involve a high degree of risk. You should carefully read this prospectus, any applicable prospectus supplement and any information under the heading "Risk Factors" beginning on page 3 of this prospectus before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2011

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
AND CAUTIONARY STATEMENTS

        This prospectus and the documents incorporated into this prospectus by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. All statements other than statements of historical fact included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we cannot be sure that these expectations will prove to be correct.

        Additional statements concerning important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus and in the documents incorporated into this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. This prospectus provides you with a general description of the securities we may offer. Each time we, or a selling securityholder, offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information." In particular, you should carefully consider the risks and uncertainties described under the section titled "Risk Factors" or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under "Where You Can Find More Information."

        We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of the document containing that information.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. In addition, these materials we filed electronically with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

        The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents we have filed under Sections 13(a), 13(c), 14 and 15(a) of the Exchange Act, including those listed below:

  •
  Our Annual Report on Form 10-K for the year ended June 30, 2010;

  •
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2010, except for information furnished under Form 8-K which is not deemed filed and not incorporated herein by reference;

  •
  Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

  •
  The description of our common stock contained in our Form 8-A filed with the SEC on April 29, 2005.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. Requests for copies should be directed to us at Hyperdynamics Corporation, attention: Corporate Secretary, 12012 Wickchester Lane, #475, Houston, Texas 77079, telephone (713) 353-9400.

        You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

 HYPERDYNAMICS CORPORATION

        Our principal executive offices are located at 12012 Wickchester Lane, #475, Houston, Texas 77079, and our telephone number is (713) 353-9400.

        We are an independent oil and gas exploration company founded in 1996 with large prospects in offshore Republic of Guinea ("Guinea") in Northwest Africa. We are currently engaged in the development of our rights to a Concession offshore Guinea (approximately 24,000 square kilometers) (the "Concession"), of which we are the operator and hold a 77% working interest. Our participant, Dana Petroleum plc ("Dana"), which is a wholly-owned subsidiary of the Korean National Oil Corporation, holds the remaining 23% working interest in the Concession. We have conducted 2-dimensional ("2-D") and 3-dimensional ("3-D") surveys of a portion of the Concession, and we plan to conduct additional geophysical work and drill our first well in 2011. Offshore Guinea is a vast frontier which we believe is dramatically underexplored compared to other countries along the coast of West Africa. Our Guinea prospects are centered in a virgin basin among multiple highly prospective trends/plays, which we believe hold great resource potential. In addition, we have recently established an office in London to review new prospects to further diversify our asset base, which may include acquiring producing properties.

        We possess rights for the exploration of oil and gas offshore Guinea. Those rights derive from a Hydrocarbon Production Sharing Contract that we entered into in 2006 with Guinea and modified by amendment in March 2010 (the "PSC"). The PSC was approved by the government of Guinea through the issuance of a Presidential Decree in May 2010. We believe we have established good relations with the government of Guinea and its political leaders.

        We intend to diversify away from holding only a large concentrated position in Guinea, though we expect exploration offshore Guinea will remain our core focus. We intend to retain a majority interest in our Guinea Concession, but we may bring in an additional industry participant by selling an interest provided that suitable contractual arrangements can be made and our value expectations are met. We would expect a sale of an interest to include both a payment for the interest and a commitment to fund a portion of our exploratory program in the Concession. We intend to source new opportunities in international resource exploration and to grow our Company by exploring opportunities to acquire producing assets that generate regular cash flow and other prospective assets that we believe hold significant potential.

RISK FACTORS

        You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 under the heading "Risk Factors" before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, exploration and drilling activities, reduction or refinancing of debt or other corporate obligations, capital expenditures, acquisitions and additions to our working capital.

        The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

SELLING SECURITY HOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate, subject to market conditions and any applicable legal requirements. The manner, timing and execution of sale of securities by selling security holders, if any, would be pursuant to a separate prospectus supplement issued at the time of the particular offering. A selling security holder may resell all, a portion or none of the selling security holder's securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See "Plan of Distribution." Selling security holders also may sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. In connection with any sale of securities by a selling security holder, we will provide a prospectus supplement naming the selling security holders, the nature of any position, office or other material relationship which each selling security holder has had within the last three fiscal years with us or any of our predecessors or affiliates, the amount of securities to be registered and sold, the percentage of the common stock held by each of the selling security holders before and after the offering, the number of shares of our common stock offered by each of the selling security holders and any other terms of the securities being sold by a selling security holder.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  senior debt securities,

  •
  subordinated debt securities,

  •
  convertible debt,

  •
  common stock and related rights,

  •
  warrants,

  •
  common stock purchase contracts, or

  •
  units consisting of any combination of the foregoing securities.

        If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939 (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 2.05). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our other senior unsecured and unsubordinated debt ("Senior Debt") as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

  •
  the title of the Debt Securities;

  •
  whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

  •
  whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;

  •
  any limit on the aggregate principal amount of the Debt Securities;

  •
  the dates on which the principal of the Debt Securities will mature;

  •
  the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities or the method to determine each;

  •
  the place or places where payments on the Debt Securities will be payable;

  •
  whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

  •
  any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

  •
  the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

  •
  whether the Debt Securities are defeasible;

  •
  any addition to or change in the Events of Default;

  •
  whether the Debt Securities will be issued pursuant to a medium-term note program;

  •
  whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

  •
  any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

  •
  any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 2.05).

        The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        Debt Securities, including Original Issue Discount Securities bearing no interest or bearing interest which at the time of issuance is below market rate, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

        The Senior Debt Securities will be our unsecured senior obligations. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness whether existing at the date of the Senior Indenture or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of the Senior Indenture or subsequently incurred (Article XIII of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Conversion Rights

        The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

        The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.08).

        Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities may be issued in exchange for registered securities if the Debt Securities of such series are issuable as registered securities.

        You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We will appoint the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities. The Debt Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 2.05). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 4.02).

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 2.09).

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

  (1)
  the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

  (2)
  an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

  (3)
  other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 2.17).

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 2.17). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest payment date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest (Section 2.14).

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 4.02).

        Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 11.05).

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

  (1)
  the successor Person (if any) is a corporation and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

  (2)
  immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  (3)
  several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 10.01).

Highly Leveraged Transaction

        The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving our company that may adversely affect holders of the Debt Securities.

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

  (1)
  failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (2)
  failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (3)
  failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

  (4)
  failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

  (5)
  failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given, as provided in such Indenture;

  (6)
  Indebtedness of ourselves, or any Restricted Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000;

  (7)
  any final, non-appealable judgment or decree for the payment of money in excess of $20,000,000 is entered against us or any Restricted Subsidiary remains outstanding for a period of 60 consecutive days following entry of such final, non-appealable judgment and is not discharged, waived or stayed; and

  (8)
  certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary. (Section 6.01).

        If an Event of Default (other than an Event of Default with respect to Hyperdynamics Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount and interest of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Hyperdynamics Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount and interest of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 6.01). For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 6.04). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 6.06).

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  (1)
  such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  (2)
  the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

  (3)
  the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 6.04).

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 6.04).

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 4.06).

Modification and Waiver

        Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

  •
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

  •
  reduce the principal amount of, or any premium or interest on, any Debt Security;

  •
  reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

  •
  modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification, amendment or waiver (Section 9.02).

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 6.06). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 6.06).

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

  •
  the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date; and

  •
  the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) above, of the amount described in such clause).

        Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Clause (c) of the definition of "Outstanding").

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

  (1)
  either:

  (a)
  all outstanding Debt Securities of that series that have been authenticated (except coupons and bearer securities called for redemption and maturing after the redemption date, surrender of which has been waived, lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

  (b)
  all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

  (2)
  we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

  (3)
  we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article XI).

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 11.02, relating to defeasance and discharge of indebtedness, which we call "legal defeasance," or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

Legal Defeasance.

        The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we will be discharged from all our obligations (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

  •
  we have delivered to the applicable Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

  •
  we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

  •
  no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under "—Events of Default," at any time until 123 days after such deposit;

  •
  such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  •
  in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

  •
  we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Section 11.03).

Covenant Defeasance.

        The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we may (a) omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and (b) the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "—Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to result in an Event of Default, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Section 11.02).

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Section 12.03).

Title

        We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 8.03).

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 12.04).

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 250,000,000 shares of common stock $.001 par value per share, and 20,000,000 shares of preferred stock, $.001 par value per share. We previously designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, but no shares are currently outstanding. Our issued and outstanding shares of common stock as of March 23, 2011 consisted of 126,207,964 shares.

        The following description of our common stock summarizes general terms and provisions that apply to our common stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

        For all matters submitted to a vote of stockholders, holders of common stock are entitled to one vote for each share registered in his or her name on our books, and they do not have cumulative voting rights. Each share of the common stock is entitled to share equally with each other share of common stock in dividends from sources legally available therefore, when, as, and if declared by the board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets that are available for distribution to the holders of the common stock. We have not paid any cash dividends since our inception. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The board of directors is authorized to issue additional shares of common stock within the limits authorized by our Certificate of Incorporation, as amended, and without stockholder action.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  United States federal income tax consequences applicable to such warrants;

  •
  the amount of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts will describe the terms of those stock purchase contracts, including the following:

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common stock, stock purchase contracts or any combination of such securities. The applicable prospectus supplement will describe any material terms related to the units being offered, including, without limitation:

  •
  the terms of the units and of the warrants, debt securities, common stock, or stock purchase agreements comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

BOOK-ENTRY SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, we will issue to investors securities, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

        No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

  •
  a limited-purpose trust company organized under New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the Exchange Act.

DTC has also informed us that it was created to:

  •
  hold securities for "participants"; and

  •
  facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates.

        Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

        Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

        Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

        According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

        Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

  •
  we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

  •
  in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

        Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

        If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

        Except as described above:

  •
  a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

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  DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

        None of us, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering, (3) through agents, or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

THE TERMS OF THE OFFERING;

  •
  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

        The validity of the issuance of the shares of common stock offered hereby and other legal matters in connection herewith have been passed upon for us by Patton Boggs LLP. As of March 24, 2011, attorneys employed by that law firm beneficially owned approximately 150,000 shares of common stock.

EXPERTS

        The financial statements of Hyperdynamics Corporation appearing in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on September 28, 2010 have been audited by GBH CPAs, PC, independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. The foregoing financial statements are incorporated in this prospectus by reference in reliance upon the report of the independent auditors and upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of Hyperdynamics Corporation to the fullest extent authorized by the Delaware General Corporation Law, as may be amended from time to time. Our certificate of incorporation, as amended, provides that none of our directors shall be personally liable for monetary damages for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or

(iii) for any transaction from which the officer or director derived any improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

HYPERDYNAMICS CORPORATION

10,000,000 Shares of Common Stock

Warrants to Purchase 10,000,000 Shares of Common Stock

10,000,000 Shares of Common Stock Underlying Warrants

PROSPECTUS SUPPLEMENT

January 31, 2012